Exhibit 10.31

AMENDMENT NO. 7, dated as of January 02, 2012, to that Employment Agreement dated November 1, 2004 (the “Agreement”) by and between KEVIN HYSON (the “Executive”) and AMERICAN MEDIA OPERATIONS, INC. (the “Company”).

Effective as of the date first written above, the Agreement is hereby amended as follows:

1. Paragraph 1a of the Employment Agreement is hereby deleted and the following substituted therefore:

Employment Term. The Company shall employ Executive until March 31, 2013 (the “Employment Term”) on the terms and subject to the conditions set forth in the Agreement. The Agreement shall be considered effective as of November 1 2004 (the “Effective Time”).

All other terms and conditions of Your Employment Agreement and any subsequent amendments of that Employment Agreement shall remain in full force and effect (unless modified above).

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 7 as of the date first written above.

AMERICAN MEDIA OPERATIONS, INC.

By:	/s/ Daniel Rotstein

/s/ Kevin Hyson
Kevin Hyson